EXHIBIT 3.1

              RESTATED CERTIFICATE OF INCORPORATION

                               OF

                     HARCOURT GENERAL, INC.


             (Originally incorporated under the name
      MID-WEST DRIVE-IN THEATRES, INC. on November 1, 1950)


     FIRST:  The name of the Corporation is HARCOURT GENERAL,
INC.

     SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the
City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington,
Delaware 19801.

     THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

     To own, operate, and manage hotels or motels; to purchase and acquire land, buildings, leases, contracts, options, corporate shares, trust certificates and any and all other property, rights or interests in hotel or motel enterprises, to buy, sell, lease and deal in hotel or motel furnishings, equipment and supplies of every kind.

     To own, operate and manage places of amusement, including motion pictures, theatrical productions, vaudeville exhibitions, bowling alleys, sports arenas, skating rinks, and all other athletic and recreational facilities for public exhibition or participation, and other enterprises incidental thereto; to purchase and acquire land, buildings, leases, contracts, options, corporate shares, trust certificates and any and all other property, rights or interests in amusement enterprises or activities in connection therewith; to buy, sell, lease and deal in apparatus, furnishings, equipment and supplies of every kind used or useful in amusement enterprises, and contracts for every variety of entertainment, and to construct and erect buildings or other structures of any and every kind required or incidental to the purposes of this Corporation; to borrow money and contract indebtedness for all proper corporate purposes, to issue bonds, notes and other evidences of indebtedness therefor, to secure the same by franchises, rights, property, assets and goodwill of this Corporation; and to assume or guarantee and secure in like manner the leases, contracts or other obligations and the payment of any dividends on any stock or shares and the principal or interest on any bonds, notes or other evidences of indebtedness of any person, firm, association, trust or other corporation, and to lend money to or advance money in behalf of any person, firm, association, trust or other corporation, in which this Corporation has an interest.

     To lend money, to advance money in behalf of, or invest in the stock, bonds, notes, debentures or other securities of any person, firm, association, trust or corporation engaged in the business of acquiring, building, equipping or operating restaurants, particularly, but without limitation, curb service restaurants so called, or engage in the business of acquiring real estate or interests in real estate upon which restaurants are to be constructed.

     To engage in the business of buying, preparing and selling foods and beverages of all kinds and to operate restaurants, liquor lounges, snack bars or refreshment stands in conjunction with, or as an incident to, any of the other enterprises in which the Corporation may be engaged.

     To purchase, lease or otherwise acquire, own, hold, use, develop, improve and otherwise deal in and with, and sell, convey, mortgage, lease, exchange, transfer and otherwise dispose of real estate and any interests in real estate.

     To lend money, to advance money on behalf of, or invest in the stocks, bonds, notes, debentures, securities or obligations of any person, firm, association, trust or corporation engaged in an enterprise organized for any of the purposes hereinbefore enumerated in this Article Third.

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, whether or not similar or related or incidental to or useful or advantageous in or in connection with any of the purposes or enterprises hereinbefore enumerated in this Article Third.

     FOURTH: The total number of shares of capital stock of all classes which this Corporation shall have authority to issue shall be 370,000,000 shares to wit: (a) 150,000,000 shares of Common Stock with a par value of $1.00 per share; (b) 80,000,000 shares of Class B Stock with a par value of $1.00 per share; (c) 100,000,000 shares of Class C Stock with a par value of $1.00 per share; and (d) 40,000,000 shares of Preferred Stock with a par value of $1.00 per share.

     The powers, preferences and the relative, participating, optional and other rights and the qualifications, limitations and restrictions thereof, of each class of stock, and the express grant of authority to the Board of Directors to fix by resolution the designations and the powers, preferences and rights of each share of Preferred Stock and the qualifications, limitations and restrictions thereof which are not fixed by this Amended and Restated Certificate of Incorporation, are as follows:

A.   Common Stock, Class B Stock and Class C Stock

     I. Dividends, etc. Subject to the rights of the holders of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Common Stock, Class B Stock and Class C Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that in the case of cash dividends, if at any time a cash dividend is paid on the Common Stock, a cash dividend will also be paid on the Class C Stock, in an amount per share of Class C Stock equal to the amount of the cash dividend paid on each share of the Common Stock and a cash dividend will also be paid on the Class B Stock in an amount per share of Class B Stock equal to 90% of the amount of the cash dividend paid on each share of the Common Stock (rounded down, if necessary, to the nearest one-hundredth of a cent), and provided, further, that in the case of dividends or other distributions payable in stock of the Corporation other than Preferred Stock, including distributions pursuant to stock splits or divisions of stock of the Corporation other than Preferred Stock, which occur after the initial issuance of shares of Class B Stock by the Corporation, only shares of Common Stock shall be distributed with respect to Common Stock, only shares of Class B Stock in an amount per share equal to the amount per share paid with respect to the Common Stock shall be distributed with respect to Class B Stock and only shares of Class C Stock in an amount per share equal to the amount per share paid with respect to the Common Stock shall be distributed with respect to the Class C Stock, and that, in the case of any combination or reclassification of the Common Stock, the shares of Class B Stock shall also be combined or reclassified and the shares of Class C Stock shall also be combined or reclassified so that the number of shares of Class B Stock outstanding immediately following such combination or reclassification and the number of shares of Class C Stock outstanding immediately following such combination or reclassification shall bear the same relationship to the number of shares outstanding immediately prior to such combination or reclassification as the number of shares of Common Stock outstanding immediately following such combination or reclassification bears to the number of shares of Common Stock outstanding immediately prior to such combination or reclassification and provided further, that in the case of dividends or other distributions payable in property, if at any time such a dividend is paid on the Common Stock, a dividend will also be paid on the Class C Stock, at the same rate or ratio of shares or other property per share of Class C Stock as is paid on each share of Common Stock; provided that if rights to purchase Common Stock or rights that, upon adjustment, may be exercised to purchase Common Stock are issued to holders of Common Stock, rights to purchase Class C Stock or rights that, upon adjustment, may be exercised to purchase Class C Stock shall be issued at the same rate or ratio to the holders of Class C Stock. The Corporation shall not issue rights, warrants or options to holders of Common Stock, Class B Stock and/or Class C Stock entitling them to subscribe for or purchase shares of Class C Stock at a price per share less than the market price per share of Common Stock on the record date for such distribution, unless, in the judgment of the Board of Directors, the conversion rate for the Series A Stock (as defined below) shall have been adjusted pursuant to the terms of Section B hereof to the extent, if any, required in order to adequately account for such issuance.

     II.  Voting.

     (a) At every meeting of the stockholders every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in his name on the transfer books of the Corporation, every holder of Class B Stock shall be entitled to one (1) vote in person or by proxy for each share of Class B Stock standing in his name on the transfer books of the Corporation and every holder of Class C Stock shall be entitled to one-tenth (1/10th) of one vote in person or by proxy for each share of Class C Stock standing in his name on the transfer books of the Corporation, except that each holder of Class B Stock shall be entitled to ten (10) votes per share on the election of any directors at any stockholders' meeting if more than 20% of the shares of Common Stock outstanding on the record date for such meeting are beneficially owned by, or if more than 20% of the total voting power attributable to the shares of the Common Stock outstanding on the record date for such meeting are voted either directly or by proxy for a person or persons other than those nominated by the Board of Directors by, a person or group of persons acting in concert (unless such person or group is also the beneficial owner of a majority of the shares of Class B Stock on such record date).

     (b) In addition to and not in lieu of any vote required by the General Corporation Law of Delaware, the provisions of this Amended and Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded in whole or in part, without the affirmative vote of the holders of a majority of the shares of the Common Stock and of a voting majority of the shares of the Class B Stock, each voting separately as a class.

     (c)  The Corporation may not effect or consummate:

          (1) any merger or consolidation of the Corporation with or into any other corporation;

          (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

          (3)  any dissolution of the Corporation;

unless and until such transaction is authorized by the vote, if any, required by Article Eighth of this Amended and Restated Certificate of Incorporation and by Delaware law; and unless and until such transaction is authorized by a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class, but the foregoing shall not apply to any merger or other transaction described in the preceding subparagraphs (1) and (2) if the other party to the merger or other transaction is a Subsidiary of the Corporation.

     For purposes of this paragraph (c) a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

     (d) Following the initial issuance of shares of Class B Stock, the Corporation may not effect the issuance of any additional shares of Class B Stock (except in connection with stock splits and stock dividends) unless and until such issuance is authorized by the holders of a majority of the voting power of the shares of Common Stock and of Class B Stock entitled to vote, each voting separately as a class.

     (e)  Every reference in this Amended and Restated
Certificate of Incorporation to a majority or other proportion of shares of stock shall refer to such majority or other proportion of the votes of such shares of stock.

     (f) Except as may be otherwise required by law or by this Article Fourth, the holders of Common Stock, Class B Stock and Class C Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock.

     (g) For the avoidance of doubt, no director shall, for purposes of paragraph (f) of Article Eighth hereof, be deemed to be "pecuniarily interested" in any issuance of Class C Stock if such director would not be so interested but for the ownership, directly or indirectly, of Class B Stock by (or the extent of the voting power represented by shares of Class B Stock, or Common Stock issued upon the conversion of Class B Stock, held by) such director or any other person or entity or any relationship of such director to or with such other person or entity.

     III. Transfer.

     (a) No person holding shares of Class B Stock of record (hereinafter called a Class B Holder) may transfer, and the Corporation shall not register the transfer of, such shares of Class B Stock, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a Permitted Transferee. A Permitted Transferee shall mean, with respect to each person from time to time shown as the record holder of shares of Class B
Stock:

          (i) In the case of a Class B Holder who is a natural person;

          (A) The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant (which lineal descendants, their spouses, the Class B Holder, and his or her spouse are herein collectively referred to as "Class B Holder's Family Members");

          (B) The trustee of a trust (including a voting trust) principally for the benefit of such Class B Holder and/or one or more of his or her Permitted Transferees described in each subclause of this clause (i) other than this subclause (B), provided that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any such Family Members;

          (C) Any organization contributions to which are deductible for federal income, estate or gift tax purposes of any split-interest trust described in Section 4947 of the Internal
Revenue Code, as it may from time to time be amended (hereinafter called a "Charitable Organization");

          (D) A corporation a majority of the beneficial ownership of outstanding capital stock of which entitled to vote for the election of directors is owned by, or a partnership a majority of the beneficial ownership of the partnership interests of which entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this clause (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Stock then held by such corporation or partnership shall, upon the election of the corporation given by written notice to such corporation or partnership, without further act on anyone's part, be converted into shares of Common Stock effective upon the date of the giving of such notice, and stock certificates formerly representing such shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; and

          (E)  The estate of such  Class B Holder.

          (ii) In the case of a Class B Holder holding the shares of Class Stock in question as trustee pursuant to a trust (other than a Charitable Organization or a trust described in clause
(iii) below), "Permitted Transferee" means (A) any person transferring Class B Stock to such trust and (B) any Permitted Transferee of any such transferor determined pursuant to clause
(i) above.

          (iii) In the case of a Class B Holder holding the shares of Class B Stock in question as trustee pursuant to a trust (other than a Charitable Organization) which was irrevocable on the record date (hereinafter in this Section III called the "Record Date") for determining the persons to whom the Class B Stock is first issued by the Corporation, "Permitted Transferee" means (A) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise and (B) any Permitted Transferee of any such person determined pursuant to clause (i) above.

          (iv) In the case of a Class B Holder which is a Charitable Organization holding record and beneficial ownership of the shares of Class B Stock in question, '"Permitted
Transferees" means any Class B Holder.

          (v) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization) acquiring record and beneficial ownership of the shares of Class B Stock in question upon its initial issuance by the Corporation, "Permitted Transferee" means (A) any partner of such partnership, or stockholder of such corporation, on the Record Date, (3) any person transferring such shares of Class B Stock to such corporation or partnership, and (C) any Permitted Transferee of any such person, partner, or stockholder referred to in subclauses (A) and (B) of this clause (v), determined under clause (i) above.

          (vi) In the case of a Class B Holder which is a corporation or partnership (other than a Charitable Organization or a corporation or partnership described in clause (v) above) holding record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means (A) any person transferring such shares of Class B Stock to such corporation or partnership and (B) any Permitted Transferee of any such transferor determined under clause (i) above.

          (vii) In the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, which holds record and beneficial ownership of the shares of Class B Stock in question, "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder as determined pursuant to clause (i), (ii), (iii), (iv), (v) or (vi) above, as the case may be.

     (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section III. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Common Stock, as the pledgee may elect.

     (c)  For purposes of this Section III:

          (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

          (ii) Each joint owner of shares of Class B Stock shall be considered a "Class B Holder" of such shares.

          (iii) A minor for whom shares of Class B Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class Holder of such shares.

          (iv) Unless otherwise specified, the term "person" means both natural persons and legal entities.

          (v) Without derogating from the election conferred upon the Corporation pursuant to subclause (D) of clause (i) above, each reference to a corporation shall include any successor corporation resulting from merger or consolidation; and each reference to a partnership shall include any successor partnership resulting from the death or withdrawal of a partner.

     (d) Any transfer of shares of Class B Stock not permitted hereunder shall result in the conversion of the transferee's shares of Class B Stock into shares of Common Stock, effective the date on which certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the beneficial owner of shares of Class B Stock or is a Permitted Transferee.

     (e) At any time when the number of outstanding shares of Class B Stock as reflected on the stock transfer books of the Corporation falls below 12 1/2% of the aggregate number of the issued and outstanding shares of the Common Stock, Class B Stock and Series A Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Stock approve the conversion of all of the Class B Stock into Common Stock, then, immediately upon the occurrence of either such event the outstanding shares of Class B Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

     (f) Shares of Class B Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Class B Stock shall mean a person who, or an entity which, possesses the power, either singly or jointly, to direct the voting or disposition of such shares. The Corporation shall note on the certificates for shares of Class B Stock the restrictions on transfer and registration of transfer imposed by this Section III.

     IV.  Conversion Rights.

     (a) Subject to the terms and conditions of this Section IV, each share of Class B Stock shall be convertible at any time or from time to time, at the option of the respective holder thereof, at the office of any transfer agent for Class B Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into one (1) fully paid and nonassessable share of Common Stock. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Class B Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Class B Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Class B Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Class B Stock in accordance with the terms of this Section IV, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Class B Stock and the Corporation, whereby the holder of such Class B Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Class B Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Class B Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Class B Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid. Subject to the provisions of subsection (c) of this
Section IV, such conversion shall be deemed to have been made as of the date of such surrender of the Class B Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Class B Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

     (b) The issuance of certificates for shares of Common Stock upon conversion of shares of Class B Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

     (c) The Corporation shall not be required to convert Class B Stock, and no surrender of Class B Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Class B Stock for conversion during any period while such books are so closed shall become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Stock was surrendered.

     (d) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issue upon conversion of the outstanding shares of Class B Stock, such number of shares of Common Stock as shall be issuable upon the conversion of all such outstanding shares, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock by delivery of shares of Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be issued upon conversion, the Corporation will use its best efforts to cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion prior to such delivery upon each national securities exchange, if any, upon which the outstanding Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Common Stock which shall be issued upon conversion of the shares of Class B Stock, will, upon issue, be fully paid and nonassessable and not entitled to any preemptive rights.

     (e) The Class C Stock shall not be convertible into another class of stock or any other security of the Corporation except that the Class C Stock shall be automatically converted into Common Stock upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary.

     V.   Liquidation Rights.

     In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Preferred Stock, plus an amount equal to all dividends accrued and unpaid on shares of such series to the date fixed for distribution, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series other than the Corporation's Series A Cumulative Convertible Stock, $1.00 par value (hereinafter the "Series A Stock"), and after payment of the full amount provided for the holders of Series A Stock in accordance with the first sentence of Section B.3. of this Article Fourth, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of Common Stock (including those persons who shall become holders of Common Stock by reason of converting their shares) in a manner not inconsistent with the provisions of Section B.3. of this Article Fourth regarding the rights of the holders of Series A Stock in any such liquidation, dissolution or winding up. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed among such holders, first in the order of their respective preferences, and second, as to such holders who are next entitled to such assets and who rank equally with regard to such assets, ratably in proportion to the respective total amounts which they shall be entitled to receive as provided in this Section V. A merger or consolidation of the Corporation with or into any other corporation or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Section V.

B.   Preferred Stock.

     The Board of Directors is hereby authorized from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions appertaining thereto, including without limiting the generality of the foregoing, the voting rights appertaining to shares of Preferred Stock of any series (which may be one vote per share or a fraction of a vote per share, and which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, and the rights (if any) of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class of capital stock (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable and the time or times during which a particular price or rate shall be applicable).

     Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting powers, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of Preferred Stock of such series, and the number of shares of Preferred Stock of such series authorized by the Board of Directors to be issued shall be made under seal of the Corporation and signed by the president or vice president and by the secretary or an assistant secretary of the Corporation and acknowledged by such president or vice president as provided by the laws of the State of Delaware and shall be filed and a copy thereof recorded in the manner prescribed by the laws of the State of Delaware.

     The powers, preferences and the relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof of the series of Preferred Stock of the Corporation designated Series A Stock are as follows:

     1. Designation and Number of Shares. The distinctive serial designation of the series shall be Series A Cumulative Convertible Stock, $1.00 par value. The number of shares of Series A Stock which the Corporation is authorized to issue is initially established at 10,000,000, which number of shares may be increased (if, and to the extent that, the Amended and Restated Certificate of Incorporation shall be further amended to increase the authorized number of shares of Preferred Stock) or decreased (but not below the number of shares of Series A Stock then outstanding) from time to time by the Board of Directors of the Corporation.

     2.   Dividends.

     (a) Subject to full dividends accrued on the outstanding shares of any Preferred Stock ranking senior to the Series A Stock in respect of the payment of dividends for all past dividend periods and for the then current dividend period having been paid or declared and set apart for payment, holders of the Series A Stock shall be entitled to receive, but only when and as declared by the Board of Directors out of funds legally available for the declaration and payment of dividends, cumulative dividends as fixed by the provisions of this paragraph, and no more, payable in cash quarterly on October 29, 1982 and thereafter on the last day of January, April, July and October in each year, to holders of record of the Series A Stock on the respective dates fixed in advance for this purpose by the Board of Directors prior to the payment of each such dividend. The quarterly dividend to be paid on each share of Series A Stock shall be the sum of (x) $.03 (adjusted, if necessary, in accordance with Section 2(f)), and (y) the product of (i) the amount of the dividend or dividends (including special dividends, if any) paid or to be paid in cash on each share of Common Stock during the quarter ending on the date on which the Series A Stock dividend is payable, and (ii) the conversion rate (as defined in Section 4 below).

     (b) Such dividends shall accrue and be cumulative as follows: as to shares issued prior to the record date for the first dividend payment, from the date of issuance; as to shares issued during the period commencing immediately after the record date for a dividend and terminating at the close of business on the payment date for such dividend, from such dividend payment date; and otherwise, from the quarterly payment date next preceding the date of issue of such shares.

     (c) Accumulations of dividends accrued on any shares of the Series A Stock shall not bear interest.

     (d) No dividend (other than a dividend in Common Stock, in Class B Stock or in any other class of stock of the Corporation ranking junior to the Series A Stock in respect of the payment of dividends) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made upon the Common Stock, upon the Class B Stock or upon any other stock ranking junior to the Series A Stock in respect of the payment of dividends, nor shall any Common Stock, Class B Stock or any other class of stock of the Corporation ranking junior to the Series A Stock in respect of the payment of dividends be redeemed, purchased or otherwise acquired for any consideration by the Corporation or by any corporation more than fifty percent of the voting securities of which are owned, directly or indirectly, by the Corporation, while any of the Series A Stock is outstanding, unless, in each case, all dividends accrued on all outstanding shares of the Series A Stock for all past dividend periods shall have been paid or declared and set apart for payment.

     (e) As used in this certificate, accrued dividends shall mean the sum of amounts in respect of shares of Series A Stock then outstanding which, as to each share, shall be an amount computed from the date from which dividends on such share become cumulative to the date with reference to which the expression is used, irrespective of whether such amount or any part thereof shall have been declared as dividends or there shall have existed any funds legally available for the declaration or payment thereof, less the aggregate of all dividends paid on such share.

     (f) If the Corporation shall declare a dividend on its Common Stock in shares of its Common Stock, the Board of Directors may in its discretion, and in lieu of any adjustment in the conversion rate (as defined in Section 4 below), declare a dividend on the Series A Stock in shares of its Series A Stock and provide for the issuance of said shares in accordance with this Article Fourth such that the number of shares of Series A Stock distributed on each share of Series A Stock then outstanding shall equal the number of shares of Common Stock distributed on each share of Common Stock then outstanding. In the event a dividend payable in Series A Stock is declared pursuant to this paragraph (f), the amount of $.03 set forth in clause (x) of Section 2(a), or such other amount as shall have resulted from any previous adjustments made in accordance with this paragraph (f), shall be adjusted by multiplying such amount by a fraction the numerator of which shall be the number of shares of Series A Stock outstanding on the record date for such dividend and the denominator of which shall be the sum of the number of shares of Series A Stock outstanding on the record date for such dividend and the number of shares of Series A Stock payable thereon pursuant to the declaration of such dividend. In such event, the amount of $20 set forth in the first and third sentences of Section 3, or such other amount as shall have resulted from any previous adjustments made in accordance with this paragraph (f), shall be adjusted by multiplying such amount by the same fraction used in accordance with the immediately preceding sentence.

     3.   Liquidation Rights.

     In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, holders of the Series A Stock shall be entitled to be paid in cash from the net assets of the Corporation available for distribution (after the prior claims of the holders of any Preferred Stock ranking senior to the Series A Stock shall have been satisfied) the sum of $20 per share (adjusted, if necessary, in accordance with Section 2(f)) plus dividends accrued on each share to the date fixed for payment thereof, before any amount shall be paid to holders of the Common Stock. If the net assets of the Corporation available for distribution are insufficient to allow payment in full to be made to the holders of the Series A Stock as provided in the immediately foregoing sentence, the holders of the Series A Stock shall be paid, ratably, in proportion to the full distributive amounts to which they are respectively entitled. If the net assets of the Corporation available for distribution are sufficient to allow payment in full to be made to the holders of the Series A Stock as provided in the first sentence of this Section 3, the holders of the Common Stock shall be entitled to be paid in cash out of the net assets, if any, remaining for distribution a sum per share equal to the amount obtained by dividing $20 (adjusted, if necessary, in accordance with Section 2(f)) by the conversion rate (as defined in Section 4, below), or, if such remaining net assets are insufficient to allow payment of such amount per share, then that amount per share derived by dividing the total amount of such remaining net assets by the number of shares of Common Stock then outstanding. After giving effect to the distributive amounts payable to holders of the Series A Stock and of the Common Stock as aforesaid, all such holders shall be entitled to share ratably in the net assets, if any, remaining for distribution, each share of Common Stock being valued as one share and each share of Series A Stock being valued as the number of shares equal to the product of one share and the conversion rate (as defined in Section 4, below), for this purpose. Neither the purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, nor the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its properties or assets, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section 3. No holder of Series A Stock shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts provided for in this Section 3.

     4.   Conversion Rights.

     (a)  Conversion Rate and Procedures.

          (i)  Subject to the terms and conditions of this
Section 4, the shares of Series A Stock shall be convertible at any time or from time to time, at the option of the respective holders thereof, at the office of any transfer agent for Series A Stock, and at such other place or places, if any, as the Board of Directors may designate, or, if the Board of Directors shall fail so to designate, at the principal office of the Corporation (attention of the Secretary of the Corporation), into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock at the rate of one share of Common Stock for each one share of Series A Stock surrendered for conversion, subject to the adjustments hereinafter specified. The term "conversion rate" as used herein shall mean, as of any time, the number of shares or fraction of shares of Common Stock into which one full share of Series A Stock shall be entitled to be converted. Upon conversion, the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on Series A Stock surrendered for conversion or on account of any dividends on the Common Stock issuable on such conversion. Before any holder of Series A Stock shall be entitled to convert the same into Common Stock, he shall surrender the certificate or certificates for such Series A Stock at the office of said transfer agent (or other place as provided above), which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank (such endorsements or instruments of transfer to be in form satisfactory to the Corporation), and shall give written notice to the Corporation at said office that he elects so to convert said Series A Stock in accordance with the terms of this Section 4, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued. Every such notice of election to convert shall constitute a contract between the holder of such Series A Stock and the Corporation, whereby the holder of such Series A Stock shall be deemed to subscribe for the amount of Common Stock which he shall be entitled to receive upon such conversion, and, in satisfaction of such subscription, to deposit the Series A Stock to be converted and to release the Corporation from all liability thereunder, and thereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor and the extinguishment of liability thereon, shall constitute full payment of such subscription for Common Stock to be issued upon such conversion. The Corporation will as soon as practicable after such deposit of a certificate or certificates for Series A Stock, accompanied by the written notice and the statement above prescribed, issue and deliver at the office of said transfer agent (or other place as provided above) to the person for whose account such Series A Stock was so surrendered, or to his nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid, and if the certificate or certificates surrendered evidence a greater number of shares than the number of shares to be converted, one or more certificates evidencing the shares of Series A Stock not to be converted, and together with a cash adjustment of any fraction of a share as hereinafter stated, if not evenly convertible. Subject to the provisions of paragraph (ii) of this
Section 4(a), such conversion shall be deemed to have been made as of the date of such surrender of the Series A Stock to be converted; and the person or persons entitled to receive the Common Stock issuable upon conversion of such Series A Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date.

          (ii) The Corporation shall not be required to convert Series A Stock, and no surrender of Series A Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series A Stock for conversion during any period while such books are so closed shall, subject to the provisions of paragraph (iii) of this subsection 4(a), become effective for conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Series A Stock was surrendered, and at the conversion rate in effect at the date of such surrender.

          (iii) The right of each holder of Series A Stock to convert shall be limited as follows:

          (A) For purposes of this paragraph (iii), the term "Conversion Year" shall mean each twelve-month period commencing March 1 (except that the initial period commencing October 29, 1982 and ending February 28, 1983 shall also be deemed to be a "Conversion Year"), the term "Proration Period" shall mean the first fifteen days of the Conversion Year, and the term "Conversion Limit" shall be a number equal to ten percent of the total number of shares of Series A Stock which shall have been issued by the Corporation as of the beginning of the relevant Conversion Year. The total number of shares which shall have been issued by the Corporation as of the beginning of any Conversion Year, for purposes of calculating the Conversion Limit for such Conversion Year in accordance with the immediately preceding sentence, shall mean the aggregate number of shares of Series A Stock issued by the Corporation, without reduction for shares reacquired by the Corporation through conversion, purchase or otherwise (whether or not any such reacquired shares shall have been canceled); provided, however, that reacquired shares which are reissued by the Corporation shall not again be counted for the purpose of determining the total number of shares issued by the Corporation hereunder.

          (B) Shares of Series A Stock surrendered for conversion during any Proration Period shall not be converted during such Proration Period, but, subject to the following limitation, shall be converted promptly after the expiration of such Proration Period. If, during such Proration Period, the number of shares of Series A Stock surrendered for conversion shall exceed the Conversion Limit, conversions shall be made on a pro rata basis, each holder having surrendered shares being deemed to have surrendered that percentage of such shares which is equal to the ratio of the Conversion Limit to the total number of shares of Series A Stock actually surrendered for conversion during such Proration Period.

          (C) During the period of a Conversion Year following the Proration Period of such Conversion Year, shares of Series A Stock surrendered for conversion shall not be converted if, prior to the date of such surrender (but during such Conversion Year), a number of shares of Series A Stock equal to or greater than the Conversion Limit has been surrendered for conversion.

          (D) If, on any day during the period of a Conversion Year following the Proration Period of such Conversion Year, the number of shares of Series A Stock surrendered, when taken together with the number of such shares previously surrendered for conversion during such Conversion Year, exceeds the Conversion Limit (the Conversion Limit as to such Conversion Year not having been exceeded prior to such day), then each holder having surrendered such shares for conversion on such day shall be deemed to have surrendered that percentage of such shares so surrendered which is equal to the ratio of (x) the difference between the Conversion Limit and the number of such shares surrendered for conversion during such Conversion Year but prior to such day, to (y) the number of such shares surrendered for conversion on such day.

          (E) If the implementation of the proration provisions of this paragraph (iii) should result in any fractional shares of Series A Stock, such fractional shares shall be ignored for the purpose of conversion pursuant to this Section 4, and, although fewer shares than the number equal to the Conversion Limit may as a result of ignoring such fractional shares have been converted during any Conversion Year, no further conversions of Series A Stock shall be effected until the following Conversion Year.

          (F) All shares of Series A Stock surrendered for conversion and not converted by reason of the limitations imposed by this paragraph (iii) shall be returned to the holder together with the Common Stock, if any, issued upon conversion of the Series A Stock surrendered with such unconverted shares.

          (G) Notwithstanding the foregoing provisions of this paragraph (iii), no limitations on the number of shares of Series A Stock which may be converted shall apply if the Board of Directors shall approve a transaction in which the Corporation is to be consolidated or merged with or into any other corporation or corporations, and one of the other corporations is to be the surviving entity (or, if the Corporation is to be the surviving entity, at least a majority of the shares of Common Stock of the Corporation to be outstanding immediately following such transaction shall as a result thereof be owned by one person or by a group of persons acting in concert), or all or substantially all of the properties and assets of the Corporation are to be sold or transferred, or if the Board of Directors shall recommend a tender offer for at least a majority of the Common Stock as being in the best interests of the holders of the Common Stock, or if the Board of Directors shall direct that notice be given to all holders of shares of Common Stock and Preferred Stock of the Corporation that the Conversion Limit applicable to the Series A Stock is suspended until a specified date or eliminated altogether.

     (b)  Adjustments.

     (i) In case the Corporation shall (A) declare a dividend on its Common Stock in shares of its capital stock except in any case where a dividend on its Series A Stock also shall have been declared pursuant to Section 2(f), (B) subdivide outstanding shares of its Common Stock, (C) combine outstanding shares of its Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation) any shares of capital stock, then the conversion rate in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Series A Stock surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such Series A Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur.

     (ii) In case the Corporation shall fix a record date for the issuance of rights, warrants or options to all holders of its Common Stock and/or Class B Stock entitling them to subscribe for or purchase shares of Common Stock and/or Class B Stock at a price per share less than the current market price per share of Common Stock (as defined in paragraph (v) below) on such record date, the conversion rate after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock and Class B Stock outstanding on such record date plus the number of additional shares of Common Stock and/or Class B Stock to be offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock and Class B Stock outstanding on such record date plus the number of shares of Common Stock and/or Class B Stock which the aggregate offering price of the total number of shares so to be offered would purchase at such current market price. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights, warrants or options are not so issued, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed. To the extent that such rights, warrants or options expire unexercised, the conversion rate shall be readjusted to the conversion rate which would then be in effect had the adjustments made as of the record date for the issuance of such rights, warrants or options been made upon the basis of the issuance of rights, warrants or options to subscribe for or purchase only the number of shares of Common Stock and/or Class B Stock as to which such rights, warrants or options were actually exercised. In the case of an issuance by the Corporation to all holders of its Common Stock and/or Class B Stock of rights, warrants or options entitling them to subscribe for or purchase securities convertible into, exchangeable for or carrying a right to purchase shares of Common Stock and/or Class B Stock (collectively, "Convertible Securities"), for purposes of this paragraph (ii), such issuance shall be deemed to be an issuance of rights, warrants or options to such holders entitling them to subscribe for or purchase Common Stock and/or Class B Stock at an aggregate offering price equal to the aggregate offering price of the Convertible Securities plus the minimum aggregate amount (if any) payable upon conversion of such shares or securities into Common Stock and/or Class B Stock.

     (iii) In case the Corporation shall fix a record date for the making of a distribution to all holders of its Common Stock and/or Class B Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in, or distributions of, cash to the extent permitted by law) or subscription rights, warrants or options (excluding those referred to in paragraph (ii) above), the conversion rate after such record date shall be determined by multiplying the conversion rate in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (v) below) on such record date, and of which the denominator shall be such current market price per share of Common Stock, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive in the absence of fraud) of the portion of the assets or evidences of indebtedness so to be distributed, or of such subscription rights, warrants or options applicable, to one share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the conversion rate shall again be adjusted to be the conversion rate which would then be in effect if such record date had not been fixed.

     (iv) In case of any reclassification or change of outstanding Common Stock and/or Class B Stock, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation or entity (other than by mortgage or pledge) of all or substantially all of the properties and assets of the Corporation, the Corporation (or its successor in such consolidation or merger, or the purchaser of such properties and assets) shall make appropriate provision so that the holder of each share of Series A Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock into which such Series A Stock might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of Series A Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Stock remaining outstanding or other convertible preferred stock or other securities received by the holders of Series A Stock in place thereof; and provided, further, that any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all reference in this paragraph (iv) shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property. The subdivision or combination of the number of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the Common Stock of the Corporation for the purposes of this paragraph (iv).

     (v)  For the purpose of any computation under paragraphs
(ii) and (iii) of this subsection 4(b), the current market price per share of Common Stock on any record date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before such date. The closing price for each day shall be the last sale price (regular way) or, in case no such sale takes place on such day, the average of the closing bid and asked prices (regular way), in either case on the composite tape, or, if the Common Stock is not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed or admitted to trading, or if it is not listed or admitted to trading on any such securities exchange, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

     (vi) No adjustment in the conversion rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (vi), would require an increase or decrease of at least one percent in such rate; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4 shall be made to the nearest cent or to the nearest 1/l00th of a share, as the case may be.

     (vii) Upon occurrence of any of the events described in paragraphs (i) through (iv) above, the Corporation shall promptly
(A) file with the transfer agent or agents for the Series A Stock a statement signed by the President or one of the Vice Presidents of the Corporation and by its Treasurer or Assistant Treasurer, disclosing the nature of such event, the conversion rate in effect immediately thereafter and the kind and amount of stock or other securities or property into which Series A Stock shall be convertible after such event, and (B) cause a notice containing a summary of the information set forth in said statement to be mailed to the holders of record of Series A Stock. Where appropriate, such notice may be given in advance and included as a part of a notice required to be mailed under the provisions of subsection 4(c) hereof.

     (viii) In any case in which this subsection 4(b) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of Series A Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder an amount in cash in lieu of a fractional share pursuant to subsection 4(f) hereof; provided, however, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock (or other securities or property, as the case may be), and such cash, upon the occurrence of the event requiring such adjustment.

     (ix) Except as otherwise expressly provided in this subsection 4(b), no adjustment in the conversion rate shall be made by reason of the issuance or sale, in exchange for cash, property or services, of shares of Common Stock and/or Class B Stock, or any securities convertible into or exchangeable for shares of Common Stock and/or Class B Stock, or securities carrying the right to purchase any of the foregoing.

     (x) Any determination as to fair market value or as to whether an adjustment in the conversion rate in effect hereunder is required pursuant to paragraphs (i) through (iv) of this subsection 4(b), or as to the amount of any such adjustment, if required, shall be binding upon the holders of Series A Stock and the Corporation if made in good faith by the Board of Directors.

     (xi) In the event that at any time, as a result of an adjustment made pursuant to paragraph (i) or paragraph (iv) of this subsection 4(b), the holder of any shares of Series A Stock thereafter surrendered for conversion shall become entitled to receive any shares of capital stock of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any shares of Series A Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (i) through (x) above, and the provisions of subsections (a) and (c) through (h) of this Section 4 with respect to the Common Stock shall apply on like terms to any such other shares.

     (c)  Advance Notice of Certain Events.

     In case at any time:

     (i) the Corporation shall authorize the issuance to all holders of its Common Stock of rights, warrants or options to subscribe for or purchase shares of its Common Stock or of any other subscription rights, warrants or options; or

     (ii) the Corporation shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in, or distributions of, cash to the extent permitted by law); or

     (iii) there is any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a conveyance or transfer of all or substantially all of the properties and assets of the Corporation, or a tender offer for at least a majority of the Common Stock which has been recommended by the Board of Directors as being in the best interests of the holders of the Common Stock; or

     (iv) there is a total voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

     (v) the Corporation proposes to take any action (other than actions of the character described in paragraph (i) of subsection 4(b) above) which would require an adjustment of the conversion rate pursuant to subsection 4(b) above; then the Corporation shall cause to be filed with the transfer agent or agents for the Series A Stock, and shall cause to be mailed to the holders of record of the outstanding Series A Stock, at least twenty days (or ten days in any case specified in clause (i) or (ii) above or in the case of a recommended tender offer as specified in clause (iii) above) prior to the applicable record date (or effective date if there shall be no record date) hereinafter specified, a notice stating (A) the date as of which the holders of Common Stock of record to be entitled to receive any such rights, warrants, options or distribution are to be determined, or (B) the date on which any such consolidation, merger, conveyance, transfer, tender offer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such distribution, right, warrant, option, consolidation, merger, conveyance, transfer, tender offer, dissolution, liquidation or winding up. The failure to give the notice required by this subsection 4(c) or any defect therein shall not affect the legality or validity of any distribution, right, warrant, option, consolidation, merger, conveyance, transfer, tender offer, dissolution, liquidation, or winding up, or the vote upon any such action.

     (d)  Status of Stock Converted.

     All shares of Series A Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the right, if any, to receive notices and to vote, shall forthwith cease and terminate except only the right of the holders thereof to receive Common Stock in exchange therefor.

     (e)  Shares Reserved for Conversion.

     The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of Series A Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Stock from time to time outstanding.

     (f)  Fractions Upon Conversion.

     No fractional shares of Common Stock are to be issued upon conversion, but in lieu thereof the Corporation will pay therefor a cash adjustment (computed to the nearest cent) in an amount equal to such fraction of the market price per share of Common Stock computed on the basis of the last reported sale price (regular way) on the business day which next precedes the date of conversion, or, in case no such sale takes place on such day, the average of the closing bid and asked prices (regular way) of Common Stock, in either case on the composite tape, or, if the Common Stock is not quoted on the composite tape, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any such securities exchange, the average of the closing bid and asked prices on said last trading day as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose.

     (g)  Taxes Upon  Conversion.

     The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Stock pursuant to this
Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the Series A Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (h)  Affidavit of Mailing.

     An affidavit of the transfer agent or transfer agents for the Series A Stock or of the Secretary of the Corporation to the effect that any notice provided for in this Section 4 has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

     5.   Voting Rights.

     (a) Except as set forth in this Section 5 and as required by applicable law, the holders of Series A Stock shall not be entitled to vote.

     (b) If and whenever accrued dividends on Series A Stock shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of Series A Stock at the time outstanding, then and in such event the holders of Series A Stock and each other series of Preferred Stock now or hereafter issued which shall be accorded such class voting right by the Board of Directors and which shall have the right to elect two directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect two directors, and the holders of all shares otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors. Such special voting rights of the holders of Series A Stock may be exercised until all dividends in default on the Series A Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for such special voting rights of the holders of Series A Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. At any time after such special voting rights shall have so vested in the holders of Series A Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent or more in number of shares of Series A Stock and each Other Series of Preferred Stock then outstanding addressed to him at the principal executive office of the Corporation shall, call a special meeting of the holders of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided to be held within fifty days after such call and at such place and upon such notice provided by law and in the bylaws for the holding of meetings of shareholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within thirty days after receipt of any such request, then the holders of record of ten percent or more in number of shares of Series A Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than thirty days before the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of Series A Stock become entitled to elect directors as above provided. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Stock have the special voting rights provided for in this paragraph, the holders of not less than forty percent of the then outstanding shares of Series A Stock and each Other Series of Preferred Stock are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the Corporation shall be increased by two, as of the time of such special meeting or the time of the first such annual meeting held while such holders have said special voting rights and such quorum is present, and the holders of the Series A Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Amended and Restated Certificate of Incorporation, as amended, or the bylaws, the two additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. Upon the election at such meeting by the holders of the shares of Series A Stock and each Other Series of Preferred Stock, voting as a class for the two directors they are entitled so to elect, the persons so elected, together with such persons as may be or may have been elected as directors by the holders of all shares otherwise entitled to vote for directors, shall constitute the duly elected directors of the Corporation. The additional directors so elected by holders of Series A Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such director is a member of a class of directors under provisions dividing the directors into classes as aforesaid, each such director shall serve until the annual meeting at which the term of office of his class shall expire or until his successor shall be elected and shall qualify, and at each subsequent meeting of shareholders at which the directorship of any director elected by the vote of holders of Series A Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election said special voting rights shall apply in the re-election of such director or in the election of his successor, provided, however, that whenever the holders of Series A Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect two directors as above provided, the terms of office of all persons elected as directors by the holders of Series A Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of Series A Stock and each Other Series of Preferred Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly. If, at any time after a special meeting of shareholders or an annual meeting of shareholders at which the holders of Series A Stock and each Other Series of Preferred Stock have elected additional directors as provided above, and while the holders of Series A Stock and each Other Series of Preferred Stock shall be entitled to elect two directors, the number of directors who have been elected by the holders of Series A Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall by reason of resignation, death or removal be less than two but at least one, the vacancy in the directors elected by the holders of the Series A Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and failing such election within thirty days after such vacancy arises, or if there shall not be incumbent at least one director elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent or more in number of shares of Series A Stock and each Other Series of Preferred Stock then outstanding addressed to him at the principal office of the Corporation shall, call a special meeting of the holders of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within fifty days after such call and at the place and upon the notice provided by law and in the bylaws for the holding of meetings of shareholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety days before the date fixed for any annual meeting of shareholders, and if in such case such special meeting is not called, the holders of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within thirty days after receipt of any such request, then the holders of record of ten percent or more in number of shares of Series A Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation; no such special meeting and no adjournment thereof shall be held on a date later than thirty days before the annual meeting of the shareholders or a special meeting held in place thereof next succeeding the time when the holders of Series A Stock and each Other Series of Preferred Stock become entitled to elect directors as above provided.

     (c) So long as any shares of Series A Stock shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of a majority of the number of shares of Series A Stock at the time outstanding, amend the Amended and Restated Certificate of Incorporation to increase the authorized number of shares of Preferred Stock.

     (d) So long as any shares of Series A Stock shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of two-thirds of the number of shares of Series A Stock at the time outstanding, amend the Amended and Restated Certificate of Incorporation to:

          (i) change the designations, preferences, limitations or other relevant rights of the Series A Stock;

          (ii) effect an exchange, reclassification or cancellation of all or part of the Series A Stock;

          (iii)     effect an exchange or create a right of
          exchange of another class or series into Series A
          Stock;

          (iv) change the Series A Stock into the same or a different number of shares of the same or another class or series; or

          (v) cancel or otherwise affect dividends on the shares of Series A Stock which have accrued but have not been declared.

C.   Authorized Shares of Capital Stock.

     Except as may be provided in the terms and conditions fixed by the Board of Directors for any series of Preferred Stock, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote.

D.   Preemptive or Preferential Rights of Stockholders.

     No stockholder of this Corporation shall have any preemptive or preferential right to purchase or subscribe to any shares of any class of this Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issue of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, if any, as the Board of Directors in its discretion from time to time may grant, and at such price as the Board of Directors in its discretion may fix; and the Board of Directors may issue shares of any class of this Corporation, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares or securities, either in whole or in part, to the existing stockholders of any class.

     FIFTH: The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars
($1,000.00).

     SIXTH:  The Corporation is to have perpetual existence.

     SEVENTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     EIGHTH: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers elsewhere conferred herein or in the by-laws or conferred by law:

     (a) The Board of Directors may at any time set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may at any time reduce or abolish any such reserve.

     (b) Except as may be otherwise expressly required by law or by other provisions of this Amended and Restated Certificate of Incorporation or the by-laws, the Board of Directors shall have and may exercise, transact, manage, promote and carry on all of the powers, authorities, businesses, objects and purposes of the Corporation, provided, however, that the directors may not effect or consummate:

     (1) any merger or consolidation of the Corporation or any Subsidiary with or into any other corporation;

     (2) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other person; or

     (3) any issuance or transfer by the Corporation or any Subsidiary of any voting securities of the Corporation or any Subsidiary to any other person except for voting securities issued pursuant to stock option, purchase, bonus or other plans for natural persons who are directors, employees, consultants and/or agents of the Corporation and its Subsidiaries; unless and until such transaction is authorized by the affirmative vote of the holders of at least 66 2/3% of the outstanding stock of the Corporation entitled to vote generally in the election of directors considered for the purposes of this Article Eighth as one class, but the foregoing requirement shall not apply, and the provisions of Delaware law relating to the percentage of stockholder approval, if any, shall apply to

     (i) any merger or other transaction described in the preceding subparagraphs (1), (2) and (3) if the other party to the merger or other transaction is a Subsidiary of the Corporation, or

     (ii) any merger or other transaction described in the preceding subparagraphs (1), (2) and (3) if at any time prior to its consummation the transaction has been approved by a resolution adopted by not less than two-thirds of all of the directors then in office.

     For purposes of this Article Eighth a "Subsidiary" is any corporation more than 50% of the voting securities of which are owned directly or indirectly by the Corporation; and a "person" is any individual, partnership, corporation or entity.

     (c) The election of directors need not be by ballot unless the by-laws so require and no director need be a stockholder.

     (d) By-laws not inconsistent with the Certificate of Incorporation may be made, and by-laws may be altered, amended or repealed in the manner therein specified provided (1) that no inconsistency with the Certificate of Incorporation results from such alteration or repeal, (2) that the Board of Directors shall not alter, amend or repeal Sections 3.1 to 3.4 inclusive and
Section 13 of the by-laws as amended at the 1978 Annual Meeting of Stockholders without the approval of the holders of at least 66 2/3% of the outstanding stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this paragraph (d) as one class, and (3) that no change of the time or place of the meeting for the election of directors shall be made within 60 days next before the day on which such meeting is to be held, and that in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post-office address at least 20 days before the meeting is held.

     (e) The Board of Directors may from time to time determine whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and papers of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors.

     (f) A director of this Corporation shall not, in the absence of fraud, be disqualified by his office from dealing or contracting with the Corporation, either as vendor, vendee or otherwise, nor in the absence of fraud, shall any contract or other transaction of the Corporation be void or voidable or otherwise affected by reason of the fact that any director, or any firm or association in which any director is a member, or any corporation of which any director is an officer, director or stockholder, or any trust of which any director is a trustee or beneficiary, is in any way pecuniarily interested in such contract or transaction, provided that at the meeting of the Board of Directors or of any committee thereof having authority in the premises, authorizing or confirming said contract or transaction, the interest of such director, firm, association, corporation, or trust and in the case of a firm, association, corporation, or trust, the relation of such director thereto, is disclosed or made known to the meeting; nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such contract or transaction of this Corporation, by reason of the fact that he or any firm or association of which he is a member, or any corporation of which he is an officer, director or stockholder, or any trust of which he is a trustee or beneficiary, was pecuniarily interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or of any such committee for the purpose of determining the existence of a quorum. No such interested director shall vote to authorize or confirm any such contract or transaction, and if he does so vote his vote shall be disregarded; but in respect of any contract or transaction with any wholly-owned subsidiary of the Corporation, or with any corporation in which such director is interested only by virtue of being a director or officer or both, and not as a stockholder, such director may vote and act as freely as though his interests in such corporation did not exist. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof, or of any officer, which shall be ratified by a majority in interest of stockholders having voting power, at any annual meeting or at a special meeting called for the purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation. In any situation in which a director should disclose his pecuniary interest in a contract or transaction as provided for in this section, it shall not be necessary for him to disclose the extent or the details of such pecuniary interest.

     (g) The Board of Directors may issue all or any part of the authorized stock of the Corporation at such times and on such lawful conditions as it may from time to time determine; and no stockholders shall have any preemptive right to subscribe for any issue of the Corporation's stock or of any other securities.

     (h) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing sentence by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH: Meetings may be held without the State of Delaware if the by-laws so provide. The books of the Corporation may be kept (subject to any provisions contained in the statute) outside of the State of Delaware at such place or places as may be from time to time designated by the Board of Directors or in the by-laws of the Corporation. No action required or permitted to be taken by the stockholders of the Corporation may be taken except at the annual meeting of the stockholders or at a special meeting of the stockholders duly called for as provided by the by-laws of the Corporation. The stockholders entitled to vote generally in the election of directors, considered for the purposes of this Article Ninth as one class, shall have the authority to remove any director of the Corporation with or without cause as provided in the by-laws of the Corporation.

     TENTH: The Corporation reserves the right to modify, revise, alter, amend, change, repeal, or rescind any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation, provided, however, that the provisions of Paragraphs (b), (c) and (d) of Article Eighth, and the provisions of Articles Ninth and Tenth of this Amended and Restated Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, except by the affirmative vote of the holders of not less than 66 2/3% of the outstanding stock entitled to vote generally in the election of directors considered for the purposes of this Article Tenth as one class.

     IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates but does not further amend the provisions of the Amended and Restated Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and which has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 and 245 of the Delaware General Corporation Law, has been duly executed by an authorized officer of the Corporation on this 14th day of December, 1999.


                          HARCOURT GENERAL, INC.

                          By:     /s/ Eric P. Geller
                          Name:   Eric P. Geller
                          Office: Senior Vice President, General
                                  Counsel and Secretary



Incorporates amendments and other charter documents dated:

March 14, 1986
March 13, 1987
March 15, 1993
March 14, 1997
September 15, 1999